Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

May 7, 2018

Griffon Corporation
The Ames Companies, Inc.
ATT Southern, Inc.
Clopay Ames True Temper Holding Corp.
Clopay Building Products Company, Inc.
Telephonics Corporation
ClosetMaid LLC
712 Fifth Avenue, 18th Floor
New York, New York 10019

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Griffon Corporation, a Delaware corporation (the “Company”), The Ames Companies, Inc., a Delaware corporation (“Ames”), ATT Southern, Inc., a Delaware corporation (“ATT”), Clopay Ames True Temper Holding Corp., a Delaware corporation (“Holding”), Clopay Building Products Company, Inc., a Delaware corporation (“Clopay Building”), Telephonics Corporation, a Delaware corporation (“Telephonics”) and ClosetMaid LLC, a Delaware limited liability company (“ClosetMaid” and, together with Ames, ATT, Holding, and Clopay Building, the “Guarantors”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings by the Company from time to time of the following securities of the Company or the Guarantors, as the case may be: (1) shares of common stock, par value $0.25 per share, of the Company (“Common Stock”), (2)  shares of preferred stock, par value $0.25 per share, of the Company (“Preferred Stock”), which, along with Common Stock, may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), (3) debt securities of the Company (which may be issued in one or more series) (“Debt Securities”) to be issued pursuant to an indenture (as may be amended or supplemented from time to time, an “Indenture”) between the Company and a trustee (the “Trustee”), (4) guarantees of Debt Securities by the Guarantors (“Guarantees”), (5) warrants of the Company to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Units (as defined below) (collectively, “Warrants”), (5) rights to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Units (collectively, “Rights”) and (6) units consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants or Rights (collectively, “Units”). The Common Stock, Preferred Stock,

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Depositary Shares, Debt Securities, Guarantees, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Securities.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Restated Certificate of Incorporation of the Company, dated October 1, 1986, as amended through the date hereof (the “Restated Certificate of Incorporation”), filed as Exhibit 3.1 to the Registration Statement;

(iii)	the Amended and Restated By-laws of the Company, effective as of May 7, 2013 (the “Bylaws”), filed as Exhibit 3.2 to the Registration Statement;

(vi)	form of certificates evidencing the Common Stock; and

(vii)	resolutions of the board of directors of the Company (the “Board of Directors”) and of the board of directors or manager, as applicable, of each of the Guarantors relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all

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documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to such documents.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	The Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and non-assessable.

2.	The Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, upon the exchange of validly issued and fully paid Depositary Shares, upon conversion or exchange of Debt Securities or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Preferred Stock, will be validly issued, fully paid and non-assessable.

3.	When (a) the Depositary Shares have been (i) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and Receipts in the form contemplated and authorized by a valid and binding deposit agreement and have been duly executed and delivered by the depositary and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine and (b) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable as contemplated by paragraph 2 above and have been deposited with the depositary, the Receipts evidencing the Depositary Shares will be validly issued and the Depositary Shares will entitle their holders to the rights specified in the deposit agreement.

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4.	The Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and (x) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or (y) issued upon exchange or conversion of Preferred Stock or Depositary Shares or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

5.	The Guarantee of each of the Guarantors, when (a) the Debt Securities have been duly executed, authenticated, issued and delivered by or on behalf of the Company against receipt by the Company of lawful consideration therefor as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) duly authorized by all necessary corporate action of such Guarantor and duly executed by such Guarantor in accordance with the provisions of such Guarantee, will be the legally valid and binding obligation of the respective Guarantor enforceable against such Guarantor in accordance with its terms.

6.	The Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable valid and binding warrant agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

7.	The Rights, when duly issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable and valid and binding subscription agreement, will be validly issued.

8.	The Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of any applicable and valid and binding unit agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized

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officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement:

(i)	the Board of Directors (and the board of directors of each of the Guarantors, in the case of the Guarantees), including any appropriate committee appointed thereby and/or appropriate officers of the Company (and of each of the Guarantors, in the case of the Guarantees) shall have duly (x) established the terms of the Securities (and in the case of the Units, the Securities that are the components thereof) and (y) authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (including, with respect to Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and any Securities consisting of Common Stock, Preferred Stock or Depositary Shares, and any Common Stock, Preferred Stock or Depositary Shares for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded;

(ii)	the resolutions establishing the definitive terms and authorizing the Company (or each of the Guarantors, in the case of the Guarantees) to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company (or each of the Guarantors, in the case of the Guarantees);

(iii)	the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the certificate of incorporation of the Company (and each of the Guarantors, in the case of the Guarantees), and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable law and the certificate of incorporation and bylaws of the Company (and each of the Guarantors, in the case of the Guarantees) as then in effect (collectively, the “Charter”), any Indenture, guarantee, underwriting agreement, warrant agreement, deposit agreement, subscription agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors (or the board of directors or manager, as applicable, of each of the Guarantors, in the case of the Guarantees), and reflected in appropriate documentation reviewed by us, and (y) shall not

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violate any applicable law, the Charter or the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Company (or each of the Guarantors, in the case of the Guarantees) and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company (or each of the Guarantors, in the case of the Guarantees);

(iv)	upon issuance of any shares of Preferred Stock or Common Stock or any Depositary Shares, including upon exercise, conversion or exchange of Securities, the total number of shares of Preferred Stock and Common Stock issued and outstanding shall not exceed the total number of shares of Preferred Stock and Common Stock that the Company is then authorized to issue under the Restated Certificate of Incorporation;

(v)	the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law;

(vi)	the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Company and any other appropriate party;

(vii)	each Indenture, warrant agreement, deposit agreement, subscription agreement, unit agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company and each of the Guarantors);

(viii)	the Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;

(ix)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby;

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(x)	the Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(xi)	if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities shall have been duly authorized, executed and delivered by the Company and the other parties thereto;

(xii)	the Indenture, if applicable, shall have been duly qualified under the Trust Indenture Act of 1939, as amended; and

(xiii)	in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

The opinions set forth herein as to enforceability of obligations of the Company or any Guarantor are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We are members of the bar of the State of New York, and the foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

Griffon Corporation The Ames Companies, Inc. ATT Southern, Inc. Clopay Ames True Temper Holding Corp. Clopay Building Products Company, Inc. Telephonics Corporation ClosetMaid LLC May 7, 2018 Page 8

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP